Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Regional Health Properties, Inc.

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements of Regional Health Properties, Inc. (the “Company”), on Form S-4 (No. 333-269750) and Form S-8 (No. 333-177531, No. 184462, No. 333-254964 and No. 333-277352), of our report dated April 1, 2024, relating to the consolidated financial statements as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, which appears in the Company’s annual report on Form 10-K.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

April 1, 2024